UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
Amendment No. 1
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
August 8, 2006

ATMEL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-19032	77-0051991

(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)
2325 Orchard Parkway
San Jose, CA 95131
(Address of principal executive offices, including zip code)
(408) 441-0311
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
On August 9, 2006, Atmel Corporation (the “Company”) filed a current report on Form 8-K (the “Original Report”) to report that the Company was not in compliance with the requirement in Nasdaq Marketplace Rule 4350(c)(1) that a majority of the Company’s Board of Directors be comprised of “independent directors” as defined in Rule 4200. This amendment to Form 8-K is being filed to update the disclosures provided in the Original Report.
Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
On August 22, 2006, the Company received a staff determination notice from The Nasdaq Stock Market indicating that, as reported by the Company in the Original Report, the Company was currently not in compliance with the director independence listing requirements set forth in Nasdaq Marketplace Rule 4350(c)(1) but that the Company was within the grace period to regain compliance and was not currently subject to delisting from the Nasdaq as a result of the deficiency.
On August 23, 2006, the Company notified the Nasdaq that the Company had regained compliance with Nasdaq Marketplace Rule 4350(c)(1). With the resignation on August 22, 2006 of George Perlegos from the Company’s Board of Directors, four of the seven members of the Company’s Board of Directors are “independent directors.”
On August 24, 2006, the Company received a letter from the Nasdaq confirming that the Company had regained compliance with Rule 4350(c)(1).
A copy of the press release relating to this announcement is attached as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
99.1	Press release, dated as of August 28, 2006, entitled “Atmel Announces Update on NASDAQ Matters.”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atmel Corporation
(Registrant)

Date: August 28, 2006	By:	/s/ Robert Avery

Robert Avery
Vice President Finance &
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated as of August 28, 2006, entitled “Atmel Announces Update on NASDAQ Matters.”